F 10.24.01


Registered #______________

                             RATEXCHANGE CORPORATION
                        12% CONVERTIBLE SUBORDINATED NOTE
                              DUE DECEMBER 31, 2011

$XXX,000.00                                                    November 26, 2001

     THIS NOTE IS ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "ACT") AND QUALIFICATION
     PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. NEITHER IT NOR THE SHARES OF COMMON STOCK INTO WHICH IT CAN BE CONVERTED CAN BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE ACT AND QUALIFIED UNDER APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL TO MAKER, AN EXEMPTION THEREFROM IS AVAILABLE.

FOR VALUE RECEIVED, the undersigned, RATEXCHANGE CORPORATION, a Delaware corporation with offices at 100 Pine Street, Suite 500, San Francisco, California 94111-5101 ("Maker"), promises to pay XXXXXXX with an address at XXXXXXXX, except as otherwise provided herein (the "Maturity Date"), the principal amount of ($XXX,000.00) Dollars in lawful money of the United States of America (the "Principal") together with all accrued interest.

This Note is one of a series of notes (collectively the "Notes"), all with the same terms and conditions as those set forth herein, which may be issued by Maker up to the aggregate principal amount of Three Million Two Hundred and Fifty Thousand ($3,250,000) Dollars. Each Note is part of an offering (the "Offering") of up to sixty five (65) units (the "Units") being conducted by Maker on a best efforts basis. Each Unit consists of one note in the principal amount of Fifty Thousand ($50,000.00) Dollars and 12,500 Class A Redeemable Warrants. The Offering will terminate on the sooner of the sale of all of the Notes or October 31, 2001 (unless extended to November 30, 2001, at the option of Maker and the placement agent in the Offering).

The Note is (i) subordinated to certain of Maker's indebtedness defined herein as "Senior Debt"; and (ii) convertible into Maker's common stock, par value $0.0001 per share (the "Common Stock"), all as set forth below. It bears simple interest (the "Interest") at the annual rate of twelve percent (12%), payable, in arrears, on the Interest Payment Dates (as defined in Section 1 below), until the Principal and all accrued Interest thereon (collectively the "Obligations") shall be paid in full.

RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


1. Interest.

Maker will pay Interest on the first day of each January, April, July and October, (the "Interest Payment Dates") commencing on April 1, 2002. Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of delivery of the Note. If an Interest Payment Date falls on a date that is not a business day, the Interest shall be payable on the next succeeding business day. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment.

Maker will pay Principal and Interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts. Maker may, however, pay Principal and Interest by its check, subject to collection, payable in such money. It may mail an Interest check to Payee's address as it first appears on this Note or such other address as Payee shall give by notice to Maker. Payee must surrender this Note to Maker to collect Principal payments. If less than the then outstanding Principal is paid, the Note shall be surrendered only for notation by Maker of the principal payment made and returned to Payee.

3. Conversion.

(a) Payee's right to Convert. Payee shall have the right, at any time commencing on the date hereof until the close of business on the day the Obligations are paid in full, to cause the conversion of all or any portion (if such portion is Five Thousand [$5,000] Dollars or a whole multiple of Five Thousand [$5,000] Dollars) of the Principal outstanding at the time such conversion is effected (the "Convertible Obligations") into shares of Common Stock (the "Underlying Shares"). Payee shall forfeit all accrued but unpaid Interest upon conversion. The price for conversion, subject to adjustment as provided in Section 4 below, shall be $0.37 per share. Maker will not issue a fractional share of Common Stock upon conversion. Maker will round any fractional share to the nearest share so that if the fraction is less than 0.5 no share shall be issued and if the fraction is 0.5 or higher Maker shall issue one full share

(b) Manner of Conversion. Payee may exercise his conversion right by giving notice thereof to Maker setting forth the amount of the Convertible Obligations to be converted. Within fifteen (15) days after the giving of such notice, Maker shall issue the number of Underlying Shares into which the Convertible Obligations are to be converted in accordance with the conversion price and deliver to Payee a certificate or certificates therefor, registered in his name, representing such Shares against delivery to Maker of this Note marked paid in full if all of the Convertible Obligations are converted. If only a portion of the Convertible Obligations then outstanding is converted, Maker shall deliver to Payee, together with the aforesaid certificate(s), a new note, in form and substance identical to this Note, except that the principal amount thereof shall equal that portion of the Obligations then outstanding which has not been converted. Payee shall represent in writing to Maker prior to the receipt of the Underlying Shares that such Shares will be


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
RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


acquired by him for investment only and not for resale or with a view to the distribution thereof, and shall agree that any certificates representing the Shares may bear a legend, conspicuously noting such restriction, as Maker shall deem reasonably necessary or desirable to enable it to comply with any applicable federal or state laws or regulations.

(c) Taxes on Shares Issued. The issue of stock certificates on conversions of this Note shall be made without charge to Payee for any tax in respect of such issue. Maker shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of Payee, and Maker shall not be required to issue or deliver any certificates representing such Common Stock unless and until the person or persons requesting the issue thereof shall have paid to Maker the amount of such tax or shall have established to the satisfaction of Maker that such tax has been paid.

(d) Covenants of Maker Relating to Conversion. Maker covenants and agrees that from and after the date hereof and until the date of repayment in full of the Obligations, or full conversion of the Convertible Obligations:

     (i) It shall reserve, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares to provide for the conversion of this Note from time to time as the
     Note is presented for conversion;

     (ii) All shares which may be issued upon conversion of this Note will upon issue be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to the preemptive rights of any stockholder of Maker;

     (iii) If any shares of Common Stock to be provided for the purpose of conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, Maker will in good faith and as expeditiously as possible attempt to secure such registration or approval, as the case may be, and Maker's obligation to deliver shares of the Common Stock upon conversion of this Note shall be abated until such registration or approval is obtained; and

     (iv) If, and thereafter so long as, the Common Stock shall be listed on any national securities exchange, Maker will, if permitted by the rules of such exchange, list and keep listed and for sale so long as the Common Stock shall be so listed on such exchange, upon official notice of issuance, all Common Stock issued upon conversion of this Note.

4. Adjustment in Conversion Price.

(a) Adjustment  for Change in Capital  Stock.  Except as provided in Paragraph 4
(o) below, if Maker shall (i) declare a dividend on its outstanding Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock,
(iii) combine its


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
RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which Maker is the continuing corporation), then in each such case the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that if the Note is thereafter converted, Payee may receive the number and kind of shares which he would have owned immediately following such action if he had converted the Note immediately prior to such action. Such adjustment shall be made successively whenever such an event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment Payee upon conversion of this Note may receive shares of two or more classes of capital stock of Maker, Maker's Board of Directors shall determine the allocation of the adjusted conversion price between the classes of capital stock. After such allocation, the conversion privilege and conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 4.

(b) Adjustment for Certain Issuances of Common Stock. If Maker shall at any time or from time to time issue any shares of Common Stock (other than shares issued as a dividend or distribution as provided in Paragraph 5 (a) above) for a consideration per share less than the conversion price in effect on the date of such issue or less than the Current Market Price (as defined in Paragraph (e) below) per share of the Common Stock, then, forthwith upon such issue, the conversion price in effect immediately prior to such action (the "Existing
Conversion Price") shall be reduced by: (x) dividing the number of shares so issued by the total number of shares outstanding after such issuance, (y) multiplying the quotient by the difference between the Existing Conversion Price and the price of the shares so issued, and (z) subtracting the result of (x) and
(y) from the Existing Conversion Price. In the case of an issue of additional shares of Common Stock for cash, the consideration received by Maker therefor shall be deemed to be the net cash proceeds received for such shares, after deducting therefrom any and all commissions and expenses paid or incurred by Maker for any underwriting of, or otherwise in connection with, the issue of such shares. The term "issue" shall be deemed to include the sale or other disposition of shares held in Maker's treasury. The number of shares outstanding at any given time shall not include shares in Maker's treasury.

(c) Subscription Offerings. In case Maker shall issue to all of its existing stockholders or otherwise grant rights, options, or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, in the case of a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share on the record date for the determination of stockholders entitled to receive such rights or the granting date, as the case may be, then in each such case the Existing Conversion Price shall be adjusted by multiplying the Existing Conversion Price in effect immediately prior to such record or granting date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial

RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the conversion price shall be readjusted after the expiration of such rights, options, or warrants (but only to the extent that this Note is not converted after such expiration), to the conversion price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by Maker's Board of Directors. Shares of Common Stock owned by or held for the account of Maker or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

(d) Other Rights to Acquire Common Stock. In case Maker shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of Maker) or rights or warrants to subscribe for or purchase Common Stock (excluding those referred to in Paragraph (c) above), then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in Paragraph (d) below) of the Common Stock on the Record Date mentioned below less the then fair market value (as determined in good faith by the Board of Directors of Maker of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such distribution.

(e) Current Market Price. For the purpose of any computation  under Paragraphs 4
(b) through (d) above, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily "Closing Price" for the thirty (30) consecutive trading days commencing forty five (45) trading days before such date. The "Closing Price" for each day shall mean the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the National Daily Quotation


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
RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


Bureau or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. If on any such date the Common Stock is not quoted by any such organization, the fair value of the Common Stock on such date, as determined in good faith by Maker's Board of Directors, shall be used.

(f) Action to Permit Valid Issuance of Common Stock. Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, Maker will take all corporate action which may, in the opinion of its counsel, be necessary in order that Maker may validly and legally issue shares of such Common Stock at such adjusted conversion price.

(g) Minimum Adjustment. No adjustment in the conversion price shall be required if such adjustment is less than 1% of the then Existing Conversion Price; provided, however, that any adjustments which by reason of this Paragraph 4 (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything to the contrary notwithstanding, Maker shall be entitled to make such reductions in the conversion price, in addition to those required by this Paragraph 4 (g), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by Maker to its stockholders shall not be taxable.

(h) Referral of Adjustment. In any case in which this Section 4 shall require that an adjustment in the conversion price be made effective as of a record date for a specified event (the "Conversion Event"), if the Note shall have been converted after such record date, Maker may elect to defer until the occurrence of the Conversion Event issuing to Payee the shares, if any, issuable upon the Conversion Event over and above the shares, if any, issuable upon such Conversion Event on the basis of the conversion price in effect prior to such adjustment; provided, however, that Maker shall deliver to Payee a due bill or other appropriate instrument evidencing Payee's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(i) Number of Shares. Upon each adjustment of the conversion price as a result of the calculations made in Paragraphs 4 (a) through (d) above, the Note shall thereafter evidence the right to purchase, at the adjusted conversion price, that number of shares (calculated to the nearest one-hundredth) obtained by dividing (i) the product obtained by multiplying the number of shares issuable upon conversion of the Note prior to adjustment of the number of shares by the conversion price in effect prior to adjustment of the conversion price by (ii) the conversion price in effect after such adjustment of the conversion price.

(j) When No Adjustment Required. No adjustment need be made for a transaction referred to in Paragraphs 4 (a) through (d) above if Payee is permitted to participate in the transaction on a basis no less favorable than any other party and at a level which would


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RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


preserve Payee's percentage equity participation in the Common Stock upon conversion of the Note. No adjustment need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest, the granting of options and/or the exercise of options outstanding under any of Maker's currently existing stock option plans, the exercise of any other of Maker's currently outstanding options, or any currently authorized warrants, whether or not outstanding. No adjustment need be made for a change in the par value of the Common Stock, or from par value to no par value. If the Note becomes convertible solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

(k) Notice of Adjustment. Whenever the conversion price is adjusted, Maker shall promptly mail to Payee a notice of the adjustment together with a certificate from Maker's Chief Financial Officer briefly stating (i) the facts requiring the adjustment, (ii) the adjusted conversion price and the manner of computing it, and the date on which such adjustment becomes effective. The certificate shall be evidence that the adjustment is correct, absent manifest error.

(l) Voluntary Reduction. Maker from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty (20) days and if the reduction is irrevocable during the period. Whenever the conversion price is reduced, Maker shall mail to Payee a notice of the reduction. Maker shall mail the notice at least fifteen (15) days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect. A reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of Paragraphs 4 (a) through (d) above.

(m) Prohibition against Certain Reductions of Exercise Price. Anything to the contrary notwithstanding, for the purpose of any computation under Paragraphs
(b), (c) or (l) of this Section 5, in no event shall the Conversion Price be reduced below (x) the Closing Price per Share of the Common Stock on the date Maker executes this Note or (y) the par value of the Common Stock.

(n) Notice of Certain Transactions. If (i) Maker takes any action that would require an adjustment in the conversion price pursuant to this Section 4; or
(ii) there is a liquidation or dissolution of Maker, Maker shall mail to Payee a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. Maker shall mail the notice at least fifteen (15) days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

(o) Reorganization of Company. If Maker and/or the holders of Common Stock are parties to a merger, consolidation or a transaction in which (i) Maker transfers or leases substantially all of its assets; (ii) Maker reclassifies or changes its outstanding Common Stock; or (iii) the Common Stock is exchanged for securities, cash or other assets; the person who is the transferee or lessee of such assets or is obligated to deliver such securities, cash or other assets shall assume the terms of this Note. If the issuer of


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
RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


securities deliverable upon conversion of the Note is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in such assumption. The assumption agreement shall provide that the Payee may convert the Convertible Obligations into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer, lease or exchange if he had converted the Note immediately before the effective date of the transaction. The assumption agreement shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 4. The successor company shall mail to Payee a notice briefly describing the assumption agreement. If this Paragraph applies, Paragraph 4 (a) above does not apply.

5. Right to Registration.

(a) Payee's Demand Right to Registration. Upon receipt of notice (the "Registration Request Notice") requesting registration under the Act of the Underlying Shares from the holders of more than fifty percent (50%) of the aggregate principal amount of the Notes, on only one occasion, at any time commencing on the date hereof and terminating two years thereafter, Maker will offer to Payee the opportunity to include his Underlying Shares in such registration. Maker will use its reasonable best efforts to file with the Securities and Exchange Commission (the "Commission") as promptly as practicable, a registration statement (the "Demand Registration Statement"), and will use its reasonable best efforts to have the Demand Registration Statement declared effective and remain effective until the earliest of two years thereafter, the date all the Underlying Shares registered thereby have been sold, or, in the reasonable opinion of Maker's counsel, the Underlying Shares may be sold publicly without registration. Maker will also use its reasonable best efforts to qualify the Underlying Shares under the securities laws of the state where Payee resides provided Maker is not required to execute a general consent to service or to qualify to do business in such state. This offer to
Payee shall be made within twenty (20) days after Maker receives the Registration Request Notice. If Payee elects to include his Underlying Shares in the Demand Registration Statement, he will, in a timely fashion, provide Maker and its counsel with such information and execute such documents as Maker's counsel may reasonably require to prepare and process the Demand Registration Statement. If Payee elects not to include his Underlying Shares in the Demand Registration Statement, he shall have no further rights to the registration of his Underlying Shares under this Paragraph 5 (a). In the event that Maker has filed a registration statement with the Commission relating to its securities within ninety (90) days prior to its receipt of the Registration Request Notice, which registration statement as not been declared effective, Payee agrees that Maker can thereafter delay the filing of the Demand Registration Statement for a period not to exceed ninety (90) days. Anything to the contrary notwithstanding, in no event shall Maker be required to file a Demand Registration Statement with the Commission prior to one hundred and eighty (180) days after the date hereof.

(b) Payee's "Piggy Back" Registration Rights. If at any time after the date hereof, Maker proposes to file a Registration Statement under the Act with respect to any of its securities (except one relating to stock option or employee benefit plans or a merger or

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RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


similar transaction), Maker shall give written notice of its intention to effect such filing to Payee at least thirty (30) days prior to filing such Registration Statement (the "Piggy-Back Registration Statement"). If the Payee's Underlying Shares have not been previously registered as provided in Section 5 (a) above, and Payee desires to include his Underlying Shares in the Piggy-Back Registration Statement, he shall notify Maker in writing within fifteen (15) days after receipt of such notice from Maker, in which event Maker shall include Payee's Underlying Shares in the Piggy-Back Registration Statement. If Payee elects to include his Underlying Shares in the Piggy-Back Registration Statement as set forth herein, he shall, in a timely manner, provide Maker and its counsel with such information and execute such documents as its counsel may reasonably require to prepare and process the Piggy-Back Registration Statement. Anything to the contrary notwithstanding, in the event that the offering for which the Piggy-Back Registration Statement has been filed is to be effected through or with the assistance of an underwriter, Payee will consent to restrict the sale of his Underlying Shares or reduce the number of his Underlying Shares that may be included in such registration statement in accordance with the requirements of such underwriter.

(c) Copies of Registration Statements and Prospectuses. Maker will provide Payee with a copy of the Demand Registration Statement or Piggy-Back Registration Statement, as the case may be, and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit Payee to sell his Underlying Shares after the Demand Registration Statement or Piggy-Back Registration Statement, as the case may be, is declared effective by the Commission (the "Effective Date").

(d) Maker's Obligation to Bear Expenses of Registration. Maker will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to Payee) necessary and incidental to the performance of its obligations under this Section 5.

(e) Indemnification. Maker and Payee, if Payee's Underlying Shares are included in a Registration Statement pursuant to this Section 5, shall provide appropriate cross indemnities to each other covering the information supplied by the indemnifying party for inclusion in the Registration Statement.

(f) Cancellation of Registration Rights. Anything to the contrary notwithstanding, Maker shall not be required to register any Underlying Shares which, in the reasonable opinion of Maker's counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144 promulgated under the Act.

6. Subordination; Pari Passu with other Notes.

The Note is subordinated to "Senior Debt," which is the principal of and premium, if any, and interest (including post-petition interest, if any) on, and any other payment due pursuant to the terms of instruments creating or evidencing Indebtedness of Maker outstanding on the date of this Note or Indebtedness thereafter created, incurred, assumed

RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


or guaranteed by Maker and all renewals, extensions and refundings thereof, which is payable to banks or other traditional long-term institutional lenders such as insurance companies and pension funds and including debt incurred in connection with equipment leasing transactions, unless in the instrument creating or evidencing such Indebtedness, it is not provided that such Indebtedness is senior in right of payment to this Note. There shall be no limitation on the amount of Senior Debt that Maker may incur. Notwithstanding the foregoing, Senior Debt with respect to Maker or any subsidiary thereof shall not include (i) any Indebtedness of Maker to any such subsidiary for money borrowed or advanced from such subsidiary, or (ii) any Indebtedness representing the redemption price of any preferred stock. "Indebtedness," as applied to any entity, means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such entity or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent that such indebtedness would appear as a liability upon a balance sheet of such entity prepared on a consolidated basis in accordance with generally accepted accounting principles in the United States. Senior Debt must be paid in accordance with the terms thereof before the Note may be paid. This Note shall be paid on a pari passu basis with all other Notes. Upon request of Maker, Payee, shall execute such subordination agreements with holders of Senior Debt as shall be reasonably requested.

7. Covenants.

Maker covenants and agrees that from and after the date hereof and until the date of repayment in full of the Obligations it shall comply with the following conditions:

     (i) Maintenance of Existence and Conduct of Business. Maker shall, and shall cause each of its subsidiaries, if any, to (A) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights; and (B) continue to conduct its business so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     (ii) Books and Records. Maker shall, and shall cause each of its subsidiaries, if any, to keep adequate books and records of account with respect to its business activities.

     (iii) Insurance. Maker shall, and shall cause each of its subsidiaries, if any, to maintain insurance policies insuring such risks as are customarily insured against by companies engaged in businesses similar to those operated by Maker or such subsidiaries, as the case may be. All such policies are to be carried with reputable insurance carriers and shall be in such amounts as are customarily insured against by companies with similar assets and properties engaged in a similar business.

     (iv) Compliance with Law. Maker shall, and shall cause each of its subsidiaries, if any, to comply in all material respects with all federal, state and local laws and regulations applicable to it or such subsidiaries, as the case may be,

RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


     which if breached would have a material adverse effect on Maker's or such subsidiaries', as the case may be, business, prospects, operations, properties, assets or condition (financial or otherwise).

8. Representations and Warranties of Maker.

Maker represents and warrants that it: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to carry on its business as now conducted and to own its properties and assets it now owns; (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which ownership of property or the conduct of its business requires such qualification except jurisdictions in which the failure to qualify to do business will have no material adverse effect on its business, prospects, operations, properties, assets or condition (financial or otherwise); (iii) has full power and authority to execute and deliver this Note, and that the execution and delivery of this Note will not result in the breach of or default under, with or without the giving of notice and/or the passage of time, any other agreement, arrangement or indenture to which it is a party or by which it may be bound, or the violation of any law, statute, rule, decree, judgment or regulation binding upon it; and (iv) has taken and will take all acts required, including but not limited to authorizing the signatory hereof on its behalf to execute this Note, so that upon the execution and delivery of this Note, it shall constitute the valid and legally binding obligation of Maker enforceable in accordance with the terms thereof. Maker further represents and warrants that its subsidiaries, if any, (x) are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have all requisite corporate power to carry on their business as now conducted and to own their properties and assets; (ii) are duly qualified or licensed to do business as foreign corporations in good standing in the jurisdictions in which ownership of property or the conduct of their business requires such qualification except jurisdictions in which the failure to qualify to do business will have no material adverse effect on their business, prospects, operations, properties, assets or condition (financial or otherwise).

9. Defaults and Remedies.

(a) Events of Default. The occurrence or existence of any one or more of the following events or conditions (regardless of the reasons therefor) shall constitute an "Event of Default" hereunder:

     (i) Maker shall fail to make any payment of Principal or Interest when due and payable or declared due and payable pursuant to the terms hereof and such failure shall remain uncured for a period of fifteen (15) days after notice thereof has been given by Payee to Maker;

     (ii) Maker shall fail at any time to be in material compliance with any of the covenants set forth in Paragraph 3 (d) or Section 7 of this Note, or shall fail at any time to be in material compliance with or neglect to perform, keep or observe any of the provisions of this Note to be complied with, performed, kept or observed by Maker and such failure shall remain uncured for a period of thirty (30)

RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


     days after notice thereof has been given by Payee to Maker;

     (iii) Any representation or warranty made in this Note by Maker shall be untrue or incorrect in any material respect as of the date when made or deemed made;

     (iv) A case or proceeding shall have been commenced against Maker, or any of its material subsidiaries, if any, in a court having competent jurisdiction seeking a decree or order in respect of Maker, or any of its subsidiaries, (A) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Maker, or any of its subsidiaries, or any of their respective properties; or (C) ordering the winding-up or liquidation of the affairs of Maker, or any of its subsidiaries, and such case or proceeding shall remain unstayed or undismissed for a period of ninety (90) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

     (v) Maker, or any of its material subsidiaries, if any, shall (A) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; or (B) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or the taking of possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Maker, or any of its subsidiaries, or any of their respective properties.

(b) Remedies. Upon the occurrence of an Event of Default specified in Paragraphs 9 (iv) and (v) above, all Obligations then remaining unpaid hereunder shall immediately become due and payable without notice. Upon the occurrence of any other Event of Default, the holders of no less than 51% in principal amount of the Notes may thereafter, at their option immediately by notice to Maker, declare all Obligations then remaining unpaid hereunder immediately due and payable, whereupon the same shall forthwith mature and become due and payable, without any further notice to Maker and without presentment, demand, protest or notice of protest, all of which are hereby waived by Maker. Upon a declaration of acceleration, the entire Obligations then remaining unpaid hereunder shall become immediately due and payable in full plus all reasonable costs and expenses of the collection and enforcement of this Note, including reasonable attorney's fees and expenses, all of which shall be added to the amount due under this Note. The rights, powers, privileges and remedies of Payee pursuant to the terms hereof are cumulative and not exclusive of any other rights, powers, privileges and remedies which Payee may have under this Note or any other instrument or agreement.

10. Maker's Right to Redeem.

On or after the earlier of the Effective Date or the date on which the Underlying Shares may otherwise be sold publicly, Maker may redeem the Note or any portion thereof without any premium or penalty at any time on not less than thirty (30) nor more than sixty (60) days' prior written notice, provided that the reported closing price of the

RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


Common Stock equals or exceeds 4.2857 times of the then conversion price, for a period of twenty (20) consecutive trading days ending one trading day prior to the notice of redemption.

11. Acknowledgment of Payee's Investment Representations.

By accepting this Note, Payee acknowledges that this Note has not been and will not be registered under the Act or qualified under any state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. Based upon the representations and agreements being made by him herein, this Note is being issued to him pursuant to an exemption from such registration provided by Section 4 (2) of the Act and Rule 506 promulgated thereunder, and applicable state securities law qualification exemptions. Payee represents that he is acquiring the Note for his own account, for investment purposes only and not with a view to resale or other distribution thereof, or with the intention of selling, transferring or otherwise disposing of all or any part of it for any particular event or circumstance, except selling, transferring or disposing of it only upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934, the Rules and Regulations promulgated by the Commission thereunder, and any applicable state securities laws. Payee further understands and agrees that no transfer of this Note shall be valid unless made in compliance with the restrictions set forth on the front of this Note, effected on Maker's books by the registered holder hereof, in person or by an attorney duly authorized in writing, and similarly noted hereon. Maker may charge Payee a reasonable fee for any re registration, transfer or exchange of this Note.

12. Limitation of Liability.

A director, officer, employee or stockholder, as such, of Maker shall not have any liability for any obligations of Maker under this Note or for any claim based on, in respect or by reason of such obligations or their creation. Payee, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

13. Limitation of Interest Payments.

Nothing contained in this Note or in any other agreement between Maker and Payee requires Maker to pay or Payee to accept Interest in an amount which would subject Payee to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of Interest or of such other charges which may or might be characterized as interest, exceed the maximum rate permitted to be charged under the laws of the State of California and the state of Payee's residence. Should Payee receive any payment, which is or would be in excess of that permitted to be charged under such laws, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the Principal outstanding on this Note.

14. Miscellaneous.

RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


(a) Effect of Forbearance. No forbearance, indulgence, delay or failure to exercise any right or remedy by Payee with respect to this Note shall operate as a waiver or as an acquiescence in any default.

(b) Effect of Single or Partial Exercise of Right. No single or partial exercise of any right or remedy by Payee shall preclude any other or further exercise thereof or any exercise of any other right or remedy by Payee.

(c) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of California applicable to contracts made and to be performed entirely within such State. Any action, suit or proceeding in connection with this Note may be brought against Maker in a court of record of the State of California, the City and County of San Francisco, or in the United States District Court for the Northern District of California, Maker hereby consenting and submitting to the jurisdiction thereof.

(d) Maker  Determination  Final.  Any  determination  that Maker or its Board of
Directors must make as provided in this Note shall be conclusive, absent manifest error.

(e) Headings. The headings and captions of the various paragraphs herein are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

(f) Loss, Theft, Destruction or Mutilation. Upon receipt by Maker of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), and upon reimbursement of Maker's reasonable incidental expenses and in the case of loss, theft or destruction, indemnity and/or security as Maker shall, at its option, request, Maker shall make and deliver or caused to be made and delivered to Payee a new Note of like date and tenor in lieu of this Note.

(g) Modification of Note or Waiver of Terms Thereof Relating to Payee. No modification or waiver of any of the provisions of this Note shall be effective unless in writing and signed by Payee and then only to the extent set forth in such writing, or shall any such modification or waiver be applicable except in the specific instance for which it is given. This Note may not be discharged orally but only in writing duly executed by Payee.

(h) Notice. All offers, acceptances, notices, requests, demands and other communications under this Note shall be in writing and, except as otherwise provided herein, shall be deemed to have been given only when delivered in person, via nationally recognized overnight courier service, via facsimile transmission if receipt thereof is confirmed by the recipient, or, if mailed, when mailed by certified or registered mail prepaid, to the parties at their respective addresses first set forth above, or at such other address as may be given in writing in future by either party to the other.

(i) Transfer. This Note shall be transferable only on the books of Maker upon delivery thereof duly endorsed by Payee or by his duly authorized attorney or

RateXchange Corporation                                               F 10.24.01
12% Convertible
Subordinated Note


representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, Maker shall deliver a new Note or Notes to the person entitled thereto. Notwithstanding the foregoing, Maker shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to Maker, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

(j) Successors and Assigns. This Note shall be binding upon Maker, its successors, assigns and transferees, and shall inure to the benefit of and be enforceable by Payee and his successors and assigns.

(k) Severability. If one or more of the provisions or portions of this Note shall be deemed by any court or quasi-judicial authority to be invalid, illegal or unenforceable in any respect, the invalidity, illegality or unenforceability of the remaining provisions, or portions of provisions contained herein shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, Maker has caused this Note to be executed on its behalf by an officer thereunto duly authorized as of the date set forth above.

                                             RateXchange Corporation.
                                             a Delaware corporation

                  [SEAL]

                                             By: ______________________________
                                                 D. Jonathan Merriman,
                                                 Chief Executive Officer

ATTEST: _________________________________
        Christopher L. Aguilar, Secretary